Exhibit 5.2

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
Austin	Milan
Beijing	Munich
Boston	New York
Brussels	Orange County
Chicago	Paris
Dubai	Riyadh
Düsseldorf	San Diego
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Hong Kong	Silicon Valley
Houston	Singapore
London	Tel Aviv
Los Angeles	Tokyo
Madrid	Washington, D.C.

March 23, 2026

Strategy Inc

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Re:	Registration Statement on Form S-3 (File No. 333-284510); Sale of up to $2,100,000.000.00 of Shares of 8.00% Series A Perpetual Strike Preferred Stock

To the addressee set forth above:

We have acted as special counsel to Strategy Inc (formerly MicroStrategy Incorporated), a Delaware corporation (the “Company”), in connection with the sale of shares (the “Shares”) of the Company’s 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share (the “Perpetual Strike Preferred Stock”) by the Company through or to TD Securities (USA) LLC, A.G.P./Alliance Global Partners, Barclays Capital Inc., The Benchmark Company, LLC, StoneX Financial Inc., BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Clear Street LLC, Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Keefe, Bruyette & Woods, Inc., Maxim Group LLC, Mizuho Securities USA LLC, Moelis & Company LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC, SG Americas Securities, LLC and TCBI Securities, Inc., doing business as Texas Capital Securities, as sales agents and/or principals, as applicable (collectively, the “Agents”), having an aggregate offering price of up to $2,100,000,000.00, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025 (Registration No. 333-284510) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated January 27, 2025, included in the Registration Statement at the time it originally became effective under the Securities Act (the “Base Prospectus”), a base prospectus supplement, dated November 4, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Base Prospectus Supplement”), and a prospectus supplement annex relating to the Perpetual Strike Preferred Stock, dated March 23, 2026, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “STRK Prospectus Supplement Annex,” and, together with the Base Prospectus and the Base Prospectus Supplement, the “STRK Prospectus”), and an omnibus sales agreement, dated November 4, 2025, among the Company and the Agents, as amended by Amendment No. 1 to Omnibus Sales Agreement, dated February 19, 2026 and Amendment No.

March 23, 2025

2 to Omnibus Sales Agreement, dated March 9, 2026, and as supplemented by the STRC Additional Program Addendum to Omnibus Sales Agreement, dated March 23, 2026, the STRK Additional Program Addendum to Omnibus Sales Agreement, dated March 23, 2026, and the Common Stock Additional Program Addendum to Omnibus Sales Agreement, dated March 23, 2026, the Joinder to Omnibus Sales Agreement, by and between the Company and A.G.P./Alliance Global Partners, dated March 23, 2026, the Joinder to Omnibus Sales Agreement, by and between the Company and Moelis & Company LLC, dated March 23, 2026 and the Joinder to Omnibus Sales Agreement, by and between the Company and StoneX Financial Inc., dated March 23, 2026 (as so amended and supplemented, the “Sales Agreement”), among the Company and the Agents. The Perpetual Strike Preferred Stock is convertible into shares of the Company’s class A common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the certificate of designations, dated February 5, 2025, establishing the terms of the Perpetual Strike Preferred Stock (the “Certificate of Designations”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the STRK Prospectus, other than as expressly stated herein with respect to the issue of the Shares and the issue of shares of Common Stock upon conversion of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

We are opining herein as to the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof and have been issued by the Company against payment therefor in an amount not less than the par value thereof in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (a) the issuance, sale and delivery of the Shares will be made in the manner set

March 23, 2025

forth in, and in accordance with the terms of, the Sales Agreement; (b) the issuance and sale of the Shares will be in accordance with the express authority and approval (including, without limitation, with respect to the price, quantity and timing of sale of the Shares) theretofore established by the Board of Directors of the Company (or one or more duly authorized committees of such Board of Directors) in accordance with the DGCL and the Second Restated Certificate of Incorporation (the “Charter”) and Second Amended and Restated Bylaws of the Company; (c) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; and (d) upon the issuance of any Shares, the total number of shares of Perpetual Strike Preferred Stock that are issued and outstanding will not exceed the total number of shares of Perpetual Strike Preferred Stock that the Company is then authorized to issue under the Certificate of Designations.

2. The shares of Common Stock initially issuable upon conversion of the Perpetual Strike Preferred Stock (the “Conversion Shares”) have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion of the Perpetual Strike Preferred Stock and, assuming issuance of the Conversion Shares upon conversion of the Perpetual Strike Preferred Stock on the date hereof in accordance with the terms of the Certificate of Designations, would be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (a) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (b) upon the issuance of any Conversion Shares, the total number of shares of Common Stock that are issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; and (c) that the Perpetual Strike Preferred Stock is held and converted by a single holder thereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to a Form 8-K and to the reference to our firm contained in the STRK Prospectus Supplement Annex under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP